Employment Contract

This contract of employment is entered between CHINA UNITED INSURANCE SERVICE, INC. (hereinafter referred to as ‘Employer’) and Yung Chi Chuang (hereinafter referred to as ‘Employee’) on Jun 24, 2012 under the terms and conditions of employment below.

Article I Term of Employment

1.1	Employer shall employ Employee on July 2, 2012 until either Party shall give proper notice of termination of this employment agreement to the other.
1.2	The notice of termination should be in writing and given one month prior to the effective date.

Article II Position Employed and Obligations

2.1	The Employee shall be employed as a Chief Financial Officer.
2.2	The duties to be performed by Employee for Employer are generally described as follows: overseeing all accounting and financial matters, and establishing company-wide objectives, policies, procedures, processes, programs, and practices to assure the company of a continuously sound financial accounting structure.
2.3	The place of work is located at 3F, No. 201, Sec. 3, Nanjing East Rd., Songshan District, Taipei City, Taiwan, R.O.C.

Article III. Wages

3.1	The Employee is entitled to fixed wage rate of US $ 2,300 per month.
3.2	The Employee is entitled other monetary rewards based on his/her performance evaluations.

Article IV. Leaves, Holidays, and Benefits

4.1	Holidays: The Employee is entitled to statutory holidays as specified in the Employment Ordinance and public holidays.
4.2	Paid Annual Leave: The Employment is entitled to paid annual leave according to the provisions of the Employment Ordinance.
4.3	Sick Leave: The Employee is entitled to sick leave according to the provisions of the Employment Ordinance.
4.4	Benefits: The Employee is entitled benefits according to the provisions of the Employment Ordinance.
4.5	Others: The Employee is entitled to all other rights, benefits or protection under the Employment Ordinance, the Minimum Wage Ordinance, the Employees’ Compensation Ordinance and any other relevant Ordinances.

The Employer and the Employee hereby declare that they understand thoroughly the above provisions and agree to sign to abide by such provisions. They shall each retain a copy of this contract for future reference.

Signature of Employee

Name in Full: /s/Yung Chi Chuang

Date: July 2, 2012

Signature of Employee or Employer’s Representative

Name in Full: /s/ Lo Chung Mei

Position Held:

Date: July 2, 2012